Exhibit 4.11

REMOVAL AND APPOINTMENT OF TRUSTEES
OF
CENTEX TRUST II

This Removal and Appointment of Trustees of Centex Trust II, a Delaware statutory trust (the "Trust"), is made as of November 5, 2008 (this "Appointment"), by Centex Corporation, a Nevada corporation, as sponsor (the "Sponsor"), and agreed and accepted by The Bank of New York Mellon Trust Company, National Association, a national banking association ("BNY"), as successor Property Trustee, and BNY Mellon Trust of Delaware, a Delaware banking corporation ("BNY(DE)"), as successor Delaware Trustee (collectively, the "New Trustees").  Capitalized terms used herein and not otherwise defined are used as defined in the Initial Agreement (as defined below).

WHEREAS, the Trust was created under the Delaware Statutory Trust Act (f/k/a the Delaware Business Trust Act) pursuant to the filing of a Certificate of Trust of the Trust in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 9, 2000, and by the entering into of a Declaration of Trust of the Trust, dated as of November 9, 2000 (the "Initial Agreement"); and

WHEREAS, the Sponsor desires to remove the current Property Trustee and the current Delaware Trustee as trustees of the Trust and to appoint the New Trustees as the trustees of the Trust.

NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           Pursuant to Section 6 of the Initial Agreement, the Sponsor hereby removes (i) the current Property Trustee and (ii) the current Delaware Trustee.  Lawrence Angelilli, as the initial individual trustee, will continue as trustee.

2.           Pursuant to Section 6 of the Initial Agreement, the Sponsor hereby appoints (a) BNY as the successor Property Trustee and (b) BNY(DE) as the successor Delaware Trustee.

3.           BNY(DE), as the successor Delaware Trustee, shall execute and file with the Secretary of State a Restated Certificate of Trust of the Trust, in substantially the form attached hereto as Exhibit A.

4.           This Appointment may be executed in one or more counterparts.

5.           This Appointment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

IN WITNESS WHEREOF, the parties hereto have caused this Appointment to be duly executed as of the date and year first above written.

CENTEX CORPORATION, as Sponsor

By:	/s/ Catherine R. Smith
Name: Catherine R. Smith
Title: Executive Vice President and Chief Financial Officer

Agreed and Accepted by:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, as Property Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Assistant Treasurer

BNY MELLON TRUST OF DELAWARE, as Delaware Trustee

By:	/s/ Kristine K. Gullo
Name: Kristine K. Gullo
Title: Vice President

EXHIBIT A

RESTATED CERTIFICATE OF TRUST
OF
CENTEX TRUST II

THIS Restated Certificate of Trust of Centex Trust II (the "Trust"), dated as of November 5, 2008 (this "Certificate"),  is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to amend and restate the original Certificate of Trust of the Trust which was filed on November 9, 2000, with the Secretary of State of the State of Delaware under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the "Act").

1.           Name.  The name of the statutory trust continued hereby is Centex Trust II.

2.           Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are BNY Mellon Trust of Delaware, White Clay Center, Route 273, Newark, DE  19711.

3.           Effective Date.  This Certificate shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate in accordance with Section 3811(a) of the Act.

BNY Mellon Trust of Delaware, as successor to Chase Bank USA, National Association, not in its individual capacity but solely as Delaware Trustee

By:
Name:
Title: